Exhibit 99.1

News Release

Date: July 20, 2011	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com

Nalco Announces Agreement to Merge with Ecolab	Media Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

Investor Contact: Lisa Curran
630 305 1475
llcurran@nalco.com

●	Combination Creates Global Leader in Cleaning, Sanitizing and Water Management, Serving Institutional, Industrial and Energy, Oil and Gas Markets With $11 Billion in Annual Revenues

●	Transaction Values Nalco at $38.80 Per Share, a 34% Premium to Nalco’s Closing Stock Price on July 19, 2011

●	Nalco Also Announces Record Preliminary Second Quarter Sales; Raises 2011 Full-Year Earnings Guidance

Naperville, IL, July 20, 2011 -- Nalco Holding Company (NYSE:NLC) (“Nalco”), a global leader in providing essential expertise for water, energy and air, announced today that the company has entered into a definitive merger agreement with Ecolab Inc. (NYSE:ECL) (“Ecolab”), a global leader in cleaning, sanitizing, food safety and infection prevention products and services.

J.  Erik Fyrwald, Nalco’s Chairman, President and Chief Executive Officer said, “This is a strategically and financially compelling transaction that brings together two highly complementary businesses – combining Nalco’s leading positions in water and energy services with Ecolab’s strength in the food and beverage, healthcare and institutional markets. Moreover, this transaction delivers substantial value to our shareholders through an immediate premium to Nalco’s share price as well as the opportunity to participate in the upside potential of the combined company. We are confident that our strong momentum, along with the combined enterprise’s significant financial resources, will enable us to deliver both accelerated growth and improved profitability. We are pleased to be partnering with Ecolab, a company we have long admired, and look forward to working together to realize substantial benefits for our shareholders, customers and employees.”

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Nalco’s shareholders may elect to receive either 0.7005 share of Ecolab common stock per share of Nalco common stock or $38.80 in cash, without interest, per share of Nalco common stock. The overall mix of consideration paid to Nalco shareholders will be approximately 30% cash and 70% stock. In order to achieve this mix of consideration, the agreement provides for adjustments to and reallocation of cash and stock elections made by Nalco shareholders, as well as the allocation of Nalco shares owned by shareholders who fail to make an election, to achieve the overall 30%/70% cash/stock consideration mix. The stock portion of the purchase price is expected to be tax-free to Nalco shareholders.

Based on the closing price of Ecolab common stock on July 19, 2011, the aggregate consideration paid on a fully-diluted basis is $38.80 per Nalco share, or $5.4 billion. The consideration represents a 34% premium to Nalco’s closing stock price on July 19, 2011, the last trading day prior to the announcement of the agreement.

In the aggregate, Ecolab will issue approximately 68.9 million shares of Ecolab stock and pay approximately $1.6 billion in cash. Ecolab will also assume Nalco outstanding debt of approximately $2.7 billion, resulting in a total transaction value of $8.1 billion.

Douglas M. Baker, Jr., Ecolab’s Chairman, President and Chief Executive Officer added, “Nalco’s deep industry expertise, strong brands and leading market positions will add important products and services to Ecolab, creating a strong, combined platform for future growth. This merger brings together two high-quality organizations with exceptionally talented people and complementary business models, capabilities and cultures. We share a commitment to exceptional technology and a passion for great on-the-ground service in our customers’ operations, and a mission of making the world cleaner, safer and healthier.”

Second Quarter and Full-Year Guidance

Nalco also reported preliminary second quarter results with record sales of $1.2 billion, a 16% increase versus prior year, excluding the one-time sales of $70 million from the Gulf of Mexico response efforts in the year ago period. Including the one-time event, sales increased 8%. Estimated Adjusted EBITDA of $175 million grew 13% excluding $44 million of Adjusted EBITDA in the year-ago period associated with the previously mentioned one-time sales. Estimated Adjusted EBITDA margin increased 100 basis points compared with the first quarter of 2011.

Estimated Adjusted EPS was 47 cents per share, compared to 41 cents in second quarter 2010, reflecting solid operating earnings, reduced interest expense and a significantly lower tax rate in the quarter due to discrete items explained more fully in our investor supplement, which is furnished on Form 8-K today and is available on the company’s website at www.nalco.com. Using our full-year Adjusted Effective Tax Rate, second quarter Estimated Adjusted EPS grew 90% to 40 cents versus prior year, excluding the 20 cents of Adjusted EPS associated with the previously mentioned one-time sales.

The company raised full-year 2011 Adjusted EBITDA guidance from $735 million to $740 million, excluding merger-related expenses. Nalco also raised its full-year 2011 guidance from Adjusted EPS of $1.65 per share to $1.70, excluding merger-related expenses.

The merger agreement is subject to customary regulatory and shareholder approvals and is expected to close in the fourth quarter of 2011.

Goldman, Sachs & Co. acted as exclusive financial advisor to Nalco in connection with the transaction and Cravath, Swaine & Moore LLP acted as legal counsel.

Investment Community Webcast

Nalco and Ecolab will host a live webcast to review the announcement and updated earnings guidance today at 9:00 a.m. Eastern Time. To participate in the call via telephone, dial 1-888-787-0203 from the U.S./Canada, using the password: Conference Call. The audio webcast will be available through the Investor Relations section of Nalco's website, www.nalco.com/investors. Following the live event, an archived version of the webcast will also be available on the Nalco website under Investor Relations, Events/Presentations.

About Nalco

Nalco is the world's largest sustainability services company focused on industrial water, energy and air applications; delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World and North America Indexes. More than 12,000 Nalco employees operate in 150 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2010, Nalco achieved sales of $4.25 billion. For more information visit www.nalco.com.

About Ecolab

With sales of $6 billion and more than 26,000 associates, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

Several non-GAAP measures are discussed in today's press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in the tables below. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in the tables below. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to EPS is shown in the tables below. The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. The foregoing measures are all estimates and subject to change.

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements concerning the company's financial results and outlook for 2011, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and cleanup costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers and other third parties, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the company in its most recent filing on Form 10-K and other Securities and Exchange Commission filings. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements.

This communication also contains other forward-looking statements that include, but are not limited to, statements regarding benefits of the merger, integration plans and expected synergies, the expected timing of completion of the merger, and anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Nalco and Ecolab, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the stockholders of Nalco may not adopt the merger agreement, (ii) the risk that the stockholders of Ecolab may not approve the issuance of Ecolab common stock to Nalco stockholders in the merger, (iii) the risk that the companies may be unable to obtain regulatory approvals required for the merger, or that required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger, (iv) the risk that the conditions to the closing of the merger may not be satisfied, (v) the risk that a material adverse change, event or occurrence may affect Nalco or Ecolab prior to the closing of the merger and may delay the merger or cause the companies to abandon the merger, (vi) the risk that an unsolicited offer by another company to acquire shares or assets of Nalco or Ecolab could interfere with or prevent the merger, (vii) problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, (viii) the possibility that the merger may involve unexpected costs, unexpected liabilities or unexpected delays, (ix) the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies currently expect, (x) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the merger and (xi) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Nalco, Ecolab and the combined company. For a further discussion of these and other risks and uncertainties applicable to the respective businesses of Nalco and Ecolab, see the Annual Reports on Form 10-K of Nalco and Ecolab for the fiscal year ended December 31, 2010 and the companies’ other public filings with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Ecolab will file with the SEC in connection with the merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Nalco nor Ecolab undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information and Where to Find It

Ecolab will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Nalco and Ecolab that will also constitute a prospectus of Ecolab relating to the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Nalco, Ecolab and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and joint proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Nalco’s website at www.nalco.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing Nalco at 1601 West Diehl Road, Naperville, Illinois 60563, Attention: Corporate Secretary or by accessing Ecolab’s website at www.ecolab.com by clicking on the “Investor” link and then clicking on the “SEC Filings” link or by writing Ecolab at 370 Wabasha Street North, Saint Paul, Minnesota, 55102, Attention: Corporate Secretary and security holders may also read and copy any reports, statements and other information filed by Nalco or Ecolab with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Nalco, Ecolab and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nalco’s directors and executive officers is available in its proxy statement filed with the SEC by Nalco on March 14, 2011 in connection with its 2011 annual meeting of shareholders, and information regarding Ecolab’s directors and executive officers is available in its proxy statement filed with the SEC by Ecolab on March 18, 2011 in connection with its 2011 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Nalco Holding Company and Subsidiaries

Preliminary EBITDA (Unaudited)

(dollars in millions)

	Three Months ended June 30, 2011 (Preliminary)	Three Months ended June 30, 2010 (Reported)

Net earnings attributable to Nalco Holding Company	$58	$57

Income tax provision, interest expense net of interest income, depreciation and amortization	106	141

EBITDA	164	198
Restructuring expenses	11	1

Adjusted EBITDA	$175	$199

Nalco Holding Company and Subsidiaries

Preliminary Earnings Per Share Data (Unaudited)

	Three Months ended June 30, 2011 (Preliminary)	Three Months ended June 30, 2010 (Reported)

Adjusted earnings per share attributable to Nalco Holding Company*	$0.47	$0.41

Restructuring expenses, net of tax	(0.05)	-

Diluted net earnings per share attributable to Nalco Holding Company	$0.42	$0.41